UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 13, 2010

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Sage Road, Suite 200
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

 (Former name or former address, if changed since last report.)

(713) 625-7800
(Telephone number, including area code)

ITEM 1.01.  Entry into a Material Definitive Agreement.

ITEM 1.02.  Termination of a Material Definitive Agreement.

On January 13, 2010, Exobox Technologies Corp. (“Exobox”) and SPQR Energy, Inc. (“SPQR”) entered into a Rescission Agreement (“Rescission Agreement”) to unwind, rescind and render null and void the Purchase and Sale Agreement dated October 22, 2009 by and between Exobox and SPQR (“Purchase and Sale Agreement”). In addition, Exobox and SPQR have agreed that both have no further rights, entitlements, liabilities or obligations with respect to the Purchase and Sale Agreement and each party further expressly, fully and completely releases the other with respect to all claims it has, had or may have against the other with respect thereto. Further, Exobox has signed a consulting agreement with Sam Skipper for 30 million shares of Exobox common stock for his assistance in  past and ongoing business development efforts ..

The foregoing description of the Rescission Agreement does not purport to be complete and is qualified in its entirety by reference to the Rescission Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

ITEM 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Rescission Agreement
10.2	Consulting Agreement of Sam Skipper, dated January 13, 2010
99.1	Press Release issued by Exobox Technologies Corp., dated January 13, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Richard J. Kampa
Richard J. Kampa, President & Chief Executive Officer

Dated: January 19, 2010